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                                                                                        EXHIBIT 12

                            HERSHEY FOODS CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS EXCEPT FOR RATIOS)
                                   (UNAUDITED)


                                                                       FOR THE SIX MONTHS ENDED
                                                                        JULY 5,          JUNE 29,
                                                                         1998            1997
                                                                      ----------         --------
EARNINGS:

   Income before income taxes                                         $  202,291       $  196,801

   Add (deduct):

        Interest on indebtedness                                          45,188           33,177
        Portion of rents representative of the
          interest factor (a)                                              5,813            5,972
        Amortization of debt expense                                         292              152
        Amortization of capitalized interest                               1,770            1,757
                                                                      ----------       ----------

            Earnings as adjusted                                      $  255,354       $  237,859
                                                                      ==========       ==========

FIXED CHARGES:

        Interest on indebtedness                                      $   45,188       $   33,177
        Portion of rents representative of the
          interest factor (a)                                              5,813            5,972
        Amortization of debt expense                                         292              152
        Capitalized interest                                               1,144              442
                                                                      ----------       ----------

            Total fixed charges                                       $   52,437       $   39,743
                                                                      ==========       ==========

RATIO OF EARNINGS TO FIXED CHARGES                                          4.87             5.98
                                                                      ==========       ==========
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NOTE:

(a) Portion of rents representative of the interest factor consists of one-third of rental expense for operating leases.